Exhibit 15.1

16F, Tower A, Knowledge City, 77 Xueyuan Road, Xihu District,

Hangzhou 310012 P. R. China

T: (86-571) 2689-8188

F: (86-571) 2689-8199

junhehz@junhe.com

CONSENT LETTER

To	Planet Image International Limited

No. 756 Guangfu Road

Hi-tech Development Zone

Xinyu City, Jiangxi Province

People’s Republic of China

March 31, 2026

Dear Sirs or Madams:

We hereby consent to the references to our firm’s name under the headings “Item 3. Key Information” in Planet Image International Limited’s annual report on Form 20-F for the fiscal year ended 2025 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ JunHe LLP
JunHe LLP